            As filed with the Securities and Exchange Commission on May 9, 1996
                                                   Registration No. 333-03285

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           Amendment No. 1 to FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                               QUANTUM CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                       94-2665054
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                             500 McCarthy Boulevard
                           Milpitas, California 95035

                                 (408) 894-4000

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                Michael A. Brown
                                President and CEO
                             500 McCarthy Boulevard
                           Milpitas, California 95035
                                 (408) 894-4000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   Copies to:
      Steven E. Bochner, Esq.                        Andrew Kryder, Esq.
  Wilson Sonsini Goodrich & Rosati                 Vice President, Finance
      Professional Corporation                  and Corporate General Counsel
         650 Page Mill Road                         500 McCarthy Boulevard
  Palo Alto, California 94304-1050                Milpitas, California 95035

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC UNDER THIS
    REGISTRATION STATEMENT: as soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ----------------------

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES              AMOUNT TO BE          OFFERING PRICE         AGGREGATE OFFERING      AMOUNT OF
     TO BE REGISTERED                REGISTERED(1)          PER SHARE(2)               PRICE(2)        REGISTRATION FEE(3)
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        10,813,172               $22.32                $241,350,000           $83,224.14
- -------------------------------------------------------------------------------------------------------------------------

(1) The 10,813,172 shares to be registered are issuable upon conversion of the Company's outstanding 5% Convertible Subordinated Notes due 2003 (the "Notes"). The Company is also registering such indeterminate number of additional shares of Common Stock as may become issuable pursuant to the anti-dilution adjustments of the Notes.

(2) Computed in accordance with Rule 457 under the Securities Act of 1933 solely for purposes of calculating the registration fee.

(3)      Paid previously.

                            ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                               QUANTUM CORPORATION

                       REGISTRATION STATEMENT ON FORM S-3

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item Number

ITEM 14       OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.

      The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement.

         Securities and Exchange Commission registration fee..    $ 83,225
         Accountants' fees....................................    $  8,000
         Legal fees...........................................    $ 15,000
         Miscellaneous........................................    $  4,775
                                                                 ---------
         Total  ..............................................    $111,000


ITEM 15       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law authorizes a corporation to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 11 of the Registrant's Restated Certificate of Incorporation provides for indemnification of its directors against the Registrant or its Stockholders to the maximum extent permitted by the Delaware General Corporation Law for monetary damages for breach of fiduciary duty as a director. Article VI of the Company's Bylaws, as amended, permits the Company to indemnify directors, officers, employees and agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 16       EXHIBITS.

EXHIBIT
NUMBER
- -------

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1          Consent of Ernst & Young LLP, independent auditors.*

23.2          Consent of Counsel (contained in Exhibit 5.1 hereto).*

24.1          Power of Attorney (contained on Page II-3).*

- -----------------------

*  Previously filed with the Securities and Exchange Commission.

ITEM 17           UNDERTAKINGS.

      1.      The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                       (iii) to include any material information with respect to
                             the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraph (i) and
         (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 9th day of May, 1996.

                                   QUANTUM CORPORATION
                                   /s/ Andrew Kryder
                                   _____________________________________________
                                   Andrew Kryder, Esq.
                                   Vice President, Finance and
                                   Corporate General Counsel


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

    Signature                           Title                          Date
- -------------------------  --------------------------------------   -----------

/s/ Michael A. Brown*      President, Chief Executive Officer and   May 9, 1996
- -------------------------  Director (Principal Executive Officer)
Michael A. Brown

/s/ Joseph T. Rodgers*     Executive Vice President, Finance and    May 9, 1996
- -------------------------  Chief Financial Officer
Joseph T. Rodgers          (Principal Financial Officer and
                           Principal Accounting Officer)


/s/ Edward M. Esber*       Director                                 May 9, 1996
- -------------------------
Edward M. Esber


/s/ David A. Brown*        Director                                 May 9, 1996
- -------------------------
David A. Brown


/s/ Stephen M. Berkley*    Director                                 May 9, 1996
- -------------------------
Stephen M. Berkley


/s/ Robert J. Casale*      Director                                 May 9, 1996
- -------------------------
Robert J. Casale


/s/ Steven C. Wheelwright* Director                                 May 9, 1996
- -------------------------
Steven C. Wheelwright


*By /s/ Andrew Kryder
- -------------------------
Andrew Kryder
ATTORNEY-IN-FACT

                               QUANTUM CORPORATION

                       REGISTRATION STATEMENT ON FORM S-3

                                INDEX TO EXHIBITS

                                                                                    Sequentially
Exhibit                                                                               Numbered
 Number                   Description                                                   Page
- -------   ----------------------------------------------------------------------    -------------
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
          as to legality of securities being registered........................

  23.1    Consent of Counsel (contained in Exhibit 5.1 above)*..................

  23.2    Consent of Ernst & Young LLP, independent auditors*...................

  24.1    Power of Attorney (see page II-3)*....................................

- -------------------
* Previously filed.